     As filed with the Securities and Exchange Commission on June 30, 1998
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                           TRANSOCEAN OFFSHORE INC.
            (Exact name of registrant as specified in its charter)


               DELAWARE                                     76-0464968
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)

            4 GREENWAY PLAZA                                  77046
            HOUSTON, TEXAS                                 (Zip Code)
(Address of Principal Executive Offices)

                            ----------------------

                           LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                            ----------------------

                                 ERIC B. BROWN
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           TRANSOCEAN OFFSHORE INC.
                               4 GREENWAY PLAZA
                             HOUSTON, TEXAS  77046
                    (Name and address of agent for service)

                                (713) 871-7500
         (Telephone number, including area code, of agent for service)

                            ----------------------

                                                  CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                   Proposed            Proposed maximum
                                             Amount to be      maximum offering       aggregate offering      Amount of
Title of securities to be registered          registered      price per share (2)         price (2)         registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        200,000(1)           $43.63                $8,726,000            $2,575.00
============================================================================================================================

(1)  Plus such additional number of shares as may be issuable by reason of the anti-dilution provisions of the Plan.

(2)  Estimated pursuant to Rules 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on June 25, 1998

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus to which this Registration Statement relates is a combined prospectus that also relates to the following Registration Statements on Form S-8: Reg. No. 33-64776, filed by the Registrant
(formerly known as Sonat Offshore Drilling Inc.) on June 21, 1993 and Reg. No. 333-12475, filed by the Registrant on September 20,
1996.
============================================================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the information concerning the Long-Term Incentive Plan (the "Plan") required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents, which Transocean Offshore Inc., a Delaware corporation (the "Company") has filed with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

          (3) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on May 12, 1993, as such Registration Statement may be further amended from time to time for the purpose of updating, changing or modifying such description;

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

          Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent that the General Corporation Law of the State of Delaware ("DGCL") permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (4) for any transaction from which the director derived any improper personal benefit.

          Article Tenth of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or otherwise require representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director or officer of the Company, or, while serving as such, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, to the fullest extent permitted by the laws of the State of Delaware.

          Section 145 of the DGCL authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

          The Company has purchased directors and officers liability insurance that would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

 Exhibit
 Number                        Document Description
 ------                        --------------------

   *4.1   --  Restated Certificate of Incorporation of the Company, including amendments dated September 3, 1996 (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8
              (Registration No. 333-12475) dated September 20, 1996)

   *4.2   --  Amendment dated September 3, 1996 to Restated Certificate of
              Incorporation of the Company to change the Company's name
              (incorporated by reference to Exhibit 4(b) to the Company's
              Registration Statement on Form S-8 (Registration No. 333-12475)
              dated September 20, 1996)

   *4.3   --  Amendment dated September 3, 1996 to Restated Certificate of
              Incorporation of the Company to increase authorized shares of common stock (incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-8 (Registration No.
              333-12475) dated September 20, 1996)

   *4.4   --  By-Laws of the Company (incorporated by reference to Exhibit 3-(2)
              to the Company's Form 10-K for the year ending December 31, 1993)

    4.5 -- Long-Term Incentive Plan, as amended and restated effective March 12, 1998

    5     --  Opinion of Eric B. Brown, Esq.

   23.1   --  Consent of Ernst & Young LLP

   23.2   --  Consent of Eric B. Brown, Esq. (included in Exhibit 5)

   24     --  Powers of Attorney

-------------------
   *  Incorporated by reference as indicated.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on June 30, 1998.

                                              TRANSOCEAN OFFSHORE INC.


                                      By:       /s/ Robert L. Long
                                         ---------------------------------
                                                  Robert L. Long,
                                              Senior Vice President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on June 30, 1998.


            SIGNATURE                           TITLE
            ---------                           -----

     /s/ J. Michael Talbert         Chairman of the Board and Chief Executive
---------------------------------   Officer
       J. Michael Talbert
  (Principal Executive Officer)

      /s/ Robert L. Long            Senior Vice President, Treasurer and Chief
---------------------------------   Financial Officer
        Robert L. Long
  (Principal Financial Officer)

   /s/ Barbara S. Koucouthakis      Vice President and Controller
---------------------------------
     Barbara S. Koucouthakis
  (Principal Accounting Officer)

             *                      Director, President and Chief
---------------------------------   Operating Officer
        W. Dennis Heagney

                                    Director
---------------------------------
        Richard D. Kinder

             *                      Director
---------------------------------
       Ronald L. Kuehn, Jr.

                                    Director
---------------------------------
      Robert T. Lanigan

             *                      Director
---------------------------------
     Fridtjof Lorentzen

             *                      Director
---------------------------------
       Max L. Lukens

             *                      Director
---------------------------------
      Martin B. McNamara

             *                      Director
---------------------------------
        Kristian Siem

*By:    /s/ Eric B. Brown
    -----------------------------
         Eric B. Brown
        Attorney in Fact